SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to 14a-12

SunGard Data Systems Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

THIS FILING CONSISTS OF A LETTER FROM VANGUARD FIDUCIARY TRUST COMPANY TO SUNGARD SAVINGS PLAN PARTICIPANTS PROVIDING VOTING INSTRUCTIONS FOR SUNGARD’S ANNUAL MEETING.

NOTICE TO PARTICIPANTS OF SUNGARD DATA SYSTEMS INC. SAVINGS PLAN

July 8, 2005

Dear Plan Participant:

As you may know, on March 27, 2005, the Board of Directors of SunGard Data Systems Inc. (“SunGard”) approved a merger agreement providing for the acquisition of SunGard by Solar Capital Corp. If the merger is completed, each SunGard stockholder will receive $36.00 in cash, without interest, for each share of SunGard common stock that the stockholder owns. This matter is scheduled to be voted upon at SunGard’s annual meeting on July 28, 2005.

You recently received SunGard’s Proxy Statement dated June 27, 2005, regarding the annual meeting. You are receiving this follow-up letter because you own shares of SunGard common stock in the SunGard Data Systems Inc. Savings Plan (the “Plan”). You are encouraged to read the Proxy Statement because it contains important information about the annual meeting. As a participant in the Plan, you are strongly encouraged to direct Vanguard Fiduciary Trust Company (“Vanguard”), the trustee of your Plan, to vote your shares of the SunGard common stock held in your separate Plan account. Your proxy voting instructions will apply to shares held in your Plan account at the close of the New York Stock Exchange on the record date, June 17, 2005.

PROVIDING YOUR INSTRUCTIONS TO VANGUARD

To instruct Vanguard how to vote the shares of SunGard common stock in your Plan account, mail your completed, signed and dated proxy card in the reply envelope provided with your solicitation materials. You may also vote by telephone toll-free at 1-800-560-1965, or by internet by logging on to www.eproxy.com/sds. Your instructions or changes thereto, must be received by the Plan Deadline, which is 4:00 p.m. Eastern time on Monday, July 25, 2005.

If you wish to change your vote (and revoke previous instructions) you may do so at any time prior to the Plan Deadline, by submitting later-dated instructions by telephone, by Internet or by mail as described on the proxy card. IMPORTANT NOTE: only the last instructions received from you as of the Plan Deadline will determine your vote – all previous instructions will be disregarded.

THE TERMS OF YOUR PLAN

Please note, in accordance with the terms of the Trust Agreement for the Plan, Vanguard will vote the shares of SunGard common stock held in your Plan account only as directed by you. If you do not vote via telephone, via the Internet, or by mail by the Plan Deadline, Vanguard will not vote the shares of Common Stock which are held in your account. All instructions received by Vanguard from individual participants will be held in confidence and will not be divulged to any person, including SunGard, Solar Capital Corp, or any of their respective directors, officers, employees or affiliates.

Please turnover for additional information.

FOR ADDITIONAL QUESTIONS

If you have questions on how to provide voting instructions to Vanguard, please contact Vanguard Participant Services at 1-800-523-1188 weekdays from 8:30 a.m. to 9:00 p.m. Eastern time.

Sincerely,

Vanguard Fiduciary Trust Company

About the Transaction

In connection with the proposed merger, SunGard filed a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by SunGard at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free from SunGard by directing such request to SunGard, Attention: Investor Relations, telephone: (484) 582-5500.

SunGard and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of SunGard’s participants in the solicitation is set forth in SunGard’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger.